EXHIBIT N.3

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by Kohlberg Capital, LLC.

/s/ SAMUEL P. FRIEDER
Name:	Samuel P. Frieder

Dated: August 16, 2006